EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, Patrick J. Goodman, Senior Vice President and Chief Financial Officer of CE Casecnan Water and Energy Company, Inc. (the "Company"), certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

     (1) the Quarterly Report on Form 10-Q of the Company for the three-month period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:   May 12, 2003




                             /s/ Patrick J. Goodman
                            -------------------------
                               Patrick J. Goodman
                            Senior Vice President and
                             Chief Financial Officer
                            (chief financial officer)

A signed original of this written statement required by Section 906 has been provided to CE Casecnan Water and Energy Company, Inc. and will be retained by CE Casecnan Water and Energy Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.